Exhibit 32.2

U.S. GEOTHERMAL INC.

CERTIFICATION

In connection with the Quarterly report of U.S. Geothermal, Inc. (“the Registrant”) on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Kerry D. Hawkley of U.S. Geothermal Inc. certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Registrant’s Report on Form 10-Q for the quarterly period ended September 30, 2008 (“report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 10, 2008

/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer